                                                               Draft of 12/16/93

                           [Form of Face of Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.


      [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

                         FIRST FIDELITY BANCORPORATION

                   Floating Rate Senior Note Due ______, 1996

No. .........                                                          $........

      First Fidelity Bancorporation, a corporation duly organized and existing under the laws of the State of New Jersey (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ................................ Dollars on
............., 1996, and to pay interest thereon from ........., 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on the 15th day of February, May, August and November of each year (each, an "Interest Payment Date"), commencing February 15,1994, at the rate of interest per annum for each Interest Period (as defined below) equal to LIBOR (as defined below) in effect on the relevant Interest
Determination Date (as defined below) plus a spread of ....%, until the principal hereof is paid or made available for payment. If any Interest Payment Date or the date of maturity would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      Interest on this Security will accrue for each day of the Interest Period (as defined below). Accrued interest will be calculated by multiplying the face amount of this Security by an accrued interest factor computed by multiplying the per annum rate of interest for the applicable Interest Period by a fraction the numerator of which is the actual number of days elapsed in such Interest Period and the denominator of which is 360. The accrued interest factor will be expressed as a decimal rounded to the nearest ten-thousandth, with five hundred-thousandths rounded upwards. Interest accrued during each Interest Period will be payable on the next succeeding Interest Payment Date. Interest accrued during the final Interest Period will be payable at maturity. The interest payment at maturity will include interest accrued to but excluding the date of maturity and will be payable to the Person to whom principal is payable.

      "Interest Period" shall mean the period beginning on and including
..........., 1994 and ending on but excluding the first Interest Payment Date and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date or the date of maturity.

      LIBOR shall be determined by the Trustee or such other financial institution (which may be an Affiliate of the Company) as may be appointed by the Company, as calculation agent (the "Calculation Agent"), in accordance with the following provisions:

           (i) For each Interest Period, on the applicable Interest Determination Date (as defined below) the Calculation Agent shall determine LIBOR for such Interest Period. LIBOR shall be the offered rate (expressed as an interest rate per annum) for deposits in U.S. dollars having a maturity of three months for the Interest Period concerned which appears on Telerate Screen Page 3750 (to five decimal places), as of 11:00 a.m., London time, on such Interest Determination Date. "Telerate Page 3750" shall mean the display page designated as Page "3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits).

           (ii) If, on any Interest Determination Date, LIBOR cannot be determined pursuant to (i) above, LIBOR shall be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months, commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 a.m., London time, on such Interest Determination Date to



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      prime banks in the London interbank market. The Calculation Agent shall request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date shall be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date shall be the arithmetic mean (rounded to the nearest one-thousandth of a percent, with five ten-thousandths of a percent rounded upwards) of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Interest Determination Date and in a principal amount of not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, LIBOR shall be LIBOR in effect on such Interest Determination Date.

      For purposes of calculating LIBOR, (i) "Interest Determination Date" for any Interest Period shall mean the second London Business Day preceding the Interest Payment Date commencing such Interest Period or, in the case of the first Interest Period, the second London Business Day preceding ...........,
1994, and (ii) a "London Business Day" shall mean any Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

      The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

      All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of the Securities.

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office of the Trustee in The City of New York or at the Corporate Trust Office of First Fidelity Bank, N.A. in Newark, New Jersey, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent, this





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Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:


                                                   FIRST FIDELITY BANCORPORATION

                                                   By___________________________


Attest:



___________________________


               [Form of Trustee's Certificate of Authentication]

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Date of Authentication:

                                             BANKAMERICA NATIONAL TRUST COMPANY,
                                                                      As Trustee




                                                    By FIRST FIDELITY BANK, N.A.
                                                         As Authenticating Agent




                                                    By__________________________
                                                              Authorized Officer





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                         [Form of Reverse of Security]

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of .........., 1994  (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and BankAmerica National Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

      The Securities of this series are not subject to redemption prior to maturity and are not entitled to any sinking fund.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder





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of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.





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